                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY



                              AGREEMENT AND PLAN

                                   OF MERGER

                                  DATED AS OF

                              SEPTEMBER 22, 1997

                                     AMONG

                          THE B.F. GOODRICH COMPANY,

                        MIDWEST ACQUISITION CORPORATION

                                      AND

                                  ROHR, INC.


                               TABLE OF CONTENTS
                                   ARTICLE I
                                  THE MERGER

Section 1.1   The Merger................................................   1
Section 1.2   Effective Date of the Merger..............................   2

                                  ARTICLE II
                           THE SURVIVING CORPORATION

Section 2.1   Certificate of Incorporation..............................   2
Section 2.2   By-Laws...................................................   2
Section 2.3   Board of Directors; Officers..............................   2
Section 2.4   Effects of Merger.........................................   2

                                   ARTICLE III
                             CONVERSION OF SHARES

Section 3.1   Exchange Ratio............................................   2
Section 3.2   Parent to Make Certificates Available.....................   4
Section 3.3   Dividends; Transfer Taxes.................................   4
Section 3.4   No Fractional Shares......................................   4
Section 3.5   Shareholders' Meetings....................................   5
Section 3.6   Closing of the Company's Transfer Books...................   6
Section 3.7   Assistance in Consummation of the Merger..................   6
Section 3.8   Closing...................................................   6

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PARENT

Section 4.1   Organization and Qualification............................   7
Section 4.2   Capitalization............................................   7
Section 4.3   Subsidiaries..............................................   7
Section 4.4   Authority Relative to this Merger Agreement...............   8
Section 4.5   Reports and Financial Statements..........................   9
Section 4.6   Absence of Certain Changes or Events......................  10
Section 4.7   Litigation................................................  10
Section 4.8   Information in Disclosure Documents, Registration
                Statements, Etc.........................................  10
Section 4.9   Employee Benefit Plans....................................  11
Section 4.10  ERISA.....................................................  12
Section 4.11  Takeover Provisions Inapplicable..........................  13
Section 4.12  Compliance with Applicable Laws...........................  13
Section 4.13  Liabilities...............................................  13
Section 4.14  Taxes.....................................................  14
Section 4.15  Certain Agreements........................................  14
Section 4.16  Patents, Trademarks, Etc..................................  15
Section 4.17  Product Liability; Airworthiness..........................  15
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                                      -i-

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
Section 4.18  Environment.................................................   15
Section 4.19  Title to Assets; Liens......................................   16
Section 4.20  Accounting; Tax Matters.....................................   16
Section 4.21  Parent Action...............................................   16
Section 4.22  Financial Advisor...........................................   16
Section 4.23  Fairness Opinion............................................   17

                                   ARTICLE IV-A
                 REPRESENTATIONS AND WARRANTIES REGARDING SUB


Section 4A.1  Organization................................................   17
Section 4A.2  Capitalization..............................................   17
Section 4A.3  Authority Relative to this Merger Agreement.................   17

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1   Organization and Qualification..............................   18
Section 5.2   Capitalization..............................................   18
Section 5.3   Subsidiaries................................................   19
Section 5.4   Authority Relative to this Merger Agreement.................   20
Section 5.5   Reports and Financial Statements............................   20
Section 5.6   Absence of Certain Changes or Events........................   21
Section 5.7   Litigation..................................................   22
Section 5.8   Information in Disclosure Documents.........................   22
Section 5.9   Employee Benefit Plans......................................   22
Section 5.10  ERISA.......................................................   23
Section 5.11  Takeover Provisions Inapplicable............................   24
Section 5.12  Company Action..............................................   24
Section 5.13  Fairness Opinion............................................   25
Section 5.14  Financial Advisor...........................................   25
Section 5.15  Compliance with Applicable Laws.............................   25
Section 5.16  Liabilities.................................................   25
Section 5.17  Taxes.......................................................   26
Section 5.18  Certain Agreements..........................................   26
Section 5.19  Patents, Trademarks, Etc....................................   27
Section 5.20  Product Liability; Airworthiness............................   27
Section 5.21  Environment.................................................   28
Section 5.22  Title to Assets; Liens......................................   28
Section 5.23  Accounting; Tax Matters.....................................   28

                                   ARTICLE VI
                    CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1   Conduct of Business by the Company
                Pending the Merger........................................   28


Section 6.2   Conduct of Business by Parent and Sub
                Pending the Merger.........................................  31
Section 6.3   Notice of Breach.............................................  32

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

Section 7.1   Access and Information.......................................  32
Section 7.2   Registration Statement/Proxy Statement.......................  33
Section 7.3   Compliance with the Securities Act...........................  33
Section 7.4   Stock Exchange Listing.......................................  34
Section 7.5   Employment Arrangements......................................  34
Section 7.6   Indemnification..............................................  35
Section 7.7   Consents.....................................................  36
Section 7.8   Additional Agreements........................................  37
Section 7.9   No Solicitation..............................................  37
Section 7.10  Takeover Provisions Inapplicable.............................  39
Section 7.11  Board Composition............................................  39
Section 7.12  Certain Company Indebtedness.................................  39

                                   ARTICLE VIII
                               CONDITIONS PRECEDENT

Section 8.1   Conditions to Each Party's Obligation to Effect the Merger...  40
Section 8.2   Conditions to Obligation of the Company to Effect the Merger.  41
Section 8.3   Conditions to Obligations of Parent and Sub to Effect the
                Merger.....................................................  42

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

Section 9.1   Termination..................................................  42
Section 9.2   Effect of Termination........................................  44
Section 9.3   Amendment....................................................  45
Section 9.4   Waiver.......................................................  45

                                   ARTICLE X
                              GENERAL PROVISIONS

Section 10.1   Non-Survival of Representations, Warranties and Agreements..  45
Section 10.2   Notices.....................................................  45
Section 10.3   Fees and Expenses...........................................  46
Section 10.4   Publicity...................................................  47
Section 10.5   Specific Performance........................................  47
Section 10.6   Interpretation..............................................  47
Section 10.7   Third Party Beneficiaries...................................  48
Section 10.8   Miscellaneous...............................................  48
Section 10.9   Cure Period.................................................  48

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of
                                              ----------------
September 22, 1997, by and among The B.F.Goodrich Company, a New York corporation ("Parent"), Midwest Acquisition Corporation, a Delaware corporation
              ------
and a wholly owned subsidiary of Parent ("Sub"), and Rohr, Inc., a Delaware
                                          ---
corporation (the "Company"):
                  -------

                             W I T N E S S E T H:
                             -------------------
     WHEREAS, the Boards of Directors of Parent and the Company believe it is in the long-term strategic interests of Parent, the Company and their respective stockholders to combine their businesses;

     WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent;

     WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement
                                                ----
shall constitute a plan of reorganization for purposes of Section 368 of the Code;

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:



                                   ARTICLE I

                                  THE MERGER

     Section 1.1  The Merger.  Upon the terms and subject to the conditions
                  ----------
hereof, on the Effective Date (as defined below in Section 1.2), Sub shall be merged into the Company and the separate existence of Sub shall thereupon cease, and the name of the Company, as the surviving corporation in the Merger

(the "Surviving Corporation"), shall by virtue of the Merger remain "Rohr, Inc."
      ---------------------                                          ---------

     Section 1.2  Effective Date of the Merger.  The Merger shall become
                  ----------------------------
effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Merger Agreement in accordance with Section 3.8. When used in this Merger Agreement, the term "Effective Date" shall mean the date and time at which such filing
          --------------
shall have been made.


                                  ARTICLE II

                           THE SURVIVING CORPORATION

     Section 2.1  Certificate of Incorporation.  The Surviving Corporation shall
                  ----------------------------
adopt the Certificate of Incorporation of Sub in effect immediately prior to the Merger as the Certificate of Incorporation of the Surviving Corporation until amended in accordance with its terms and as provided by law and this Merger Agreement.

     Section 2.2  By-Laws.  The Surviving Corporation shall adopt the By-laws of
                  -------
Sub as in effect on the Effective Date as the By-laws of the Surviving Corporation.

     Section 2.3  Board of Directors; Officers.  The directors of Sub
                  ----------------------------
immediately prior to the Effective Date shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

     Section 2.4  Effects of Merger.  The Merger shall have the effects set
                  -----------------
forth in Section 259 of the Delaware General Corporation Law (the "DGCL").
                                                                   ----

                                  ARTICLE III

                             CONVERSION OF SHARES

     Section 3.1  Exchange Ratio.  As of the Effective Date, by virtue of the
                  --------------
Merger and without any action on the part of any holder of any capital stock of the Company:

     (a) All shares of capital stock of the Company which are held by the Company or any subsidiary of the Company, and any shares of capital stock of the Company owned by Parent, Sub or any other subsidiary of Parent, shall be cancelled.

     (b) Subject to Section 3.4, each remaining outstanding share of common stock, $1 par value per share, of the Company ("Company Common Stock") issued
                                                --------------------
and outstanding immediately prior to the Effective Date shall be converted into
 .7 of a share (the "Exchange Ratio") of the common stock, par value $5 per
                    --------------
share, of Parent ("Parent Common Stock").  One preferred share purchase right
                   -------------------
issuable pursuant to the Rights Agreement dated as of June 2, 1997 between Parent and The Bank of New York or any other purchase right issued in substitution thereof (the "Parent Rights") shall be issued together with and
                           -------------
shall attach to each share of Parent Common Stock issued pursuant to this
Section 3.1(b).

     (c) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Parent Common Stock after the date of this Merger Agreement and prior to the Effective Date, the Exchange Ratio shall be adjusted accordingly.

     (d) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, $1 par value per share, of the Surviving Corporation.

     (e) Each of the outstanding rights to purchase Company Common Stock pursuant to stock options ("Company Stock Options") granted under the Company
                            ---------------------
Benefit Plans (as defined herein) shall be converted into and become the right to purchase a number of shares of Parent Common Stock equal to the product of
(i) the number of shares of Company Common Stock subject to such Company Stock Option and (ii) the Exchange Ratio, rounded to the nearest whole number. The exercise price per share of Parent Common Stock for all such converted options bearing the same exercise price prior to such conversion ("Same Price Options") shall be determined by subtracting from the closing sale price for a share of Parent Common Stock on the Effective Date an amount equal to (i)(A) the difference between (I) such closing sale price multiplied by the Exchange Ratio and (II) the exercise price of the Same Price Options prior to the conversion multiplied by (B) the total number of shares of Company Common Stock subject to such Same Price Options divided by (ii) the number of shares of Parent Common Stock into which all such Same Price Options are exercisable upon such conversion.

     Section 3.2  Parent to Make Certificates Available.  Prior to the
                  -------------------------------------
Effective Date, Parent shall select The Bank of New York or such other person or persons reasonably satisfactory to the Company to act as Exchange Agent for the Merger (the "Exchange Agent"). As soon as practicable after the Effective Date,
             --------------
Parent shall make available, and each holder of Company Common Stock to be converted pursuant to Section 3.1 (each, a "Company Holder") will be entitled to
                                            --------------
receive, upon surrender to the Exchange Agent of one or more certificates representing such stock ("Certificates") for cancellation, certificates
                          ------------
representing the number of shares of Parent Common Stock into which such shares are converted in the Merger and cash in consideration of fractional shares as provided in Section 3.4. Such shares of Parent Common Stock issued in the Merger shall each be deemed to have been issued at the Effective Date.

     Section 3.3  Dividends; Transfer Taxes.  No dividends or other
                  -------------------------
distributions that are declared or made on Parent Common Stock will be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Merger Agreement until such persons surrender their Certificates representing Company Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such Parent Common Stock in respect of a record date after the Effective Date. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. In the event that any certificates for any shares of Parent Common Stock are to be issued in a name other than that in which the Certificates representing shares of Company Common Stock surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a Company Holder for any shares of Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

     Section 3.4  No Fractional Shares.  No certificates or scrip representing
                  --------------------
less than one full share of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing Company Common Stock pursuant to

Section 3.1(b). In lieu of any such fractional share, each Company Holder who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to Section 3.1(b) shall be paid upon such surrender cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Common Stock issued pursuant to this Section 3.4. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock (such excess being herein called the "Excess Shares"), and the Exchange
                                            -------------
Agent, as agent for the former Company Holders, shall sell the Excess Shares at the prevailing prices on the New York Stock Exchange (the "NYSE"). The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former Company Holders, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after
                   --------------------------
the determination of the amount of cash to be paid to former Company Holders in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Merger Agreement such amounts to such former stockholders. The fractional Parent Common Stock interests of each Company Holder will be aggregated, and no Company Holder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

     Section 3.5  Shareholders' Meetings.  (a)  The Company shall take all
                  ----------------------
action necessary, in accordance with applicable law and its certificate of incorporation and by?laws, to convene a meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of
            ---------------
considering and taking action upon this Merger Agreement. Subject to its fiduciary duties under applicable law, the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of the Merger Agreement at the Company Meeting. At the Company Meeting, all of the shares of Company Common Stock then owned by Parent, Sub, or any other subsidiary of Parent, or with respect to which Parent, Sub, or any other subsidiary of Parent holds the power to direct the voting, will be voted in favor of approval of the Merger and adoption of this Merger Agreement.

     (b) Parent shall take all action necessary, in accordance with law and its certificate of incorporation and bylaws to convene a meeting of the holders of Parent Common Stock (the "Parent Meeting") as promptly as practicable for the
                          --------------
purpose of considering and acting upon a proposal (the "Stock Issuance
                                                        --------------
Proposal") to approve the issuance of shares of Parent Common Stock as provided
--------
by this Agreement. Subject to its fiduciary duties under applicable law, the Board of Directors of Parent will recommend that holders of Parent Common Stock vote in favor of and approve the Stock Issuance Proposal at the Parent Meeting.

     Section 3.6  Closing of the Company's Transfer Books.  At the Effective
                  ---------------------------------------
Date, the stock transfer books of the Company shall be closed and no transfer of any shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the securities of Parent and/or cash as provided in Sections 3.1(b) and 3.4.

     Section 3.7  Assistance in Consummation of the Merger.  Each of Parent, Sub
                  ----------------------------------------
and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Merger Agreement. Parent shall cause Sub to perform all of its obligations in connection with this Merger Agreement.

     Section 3.8  Closing.  The closing of the transactions contemplated by this
                  -------
Merger Agreement shall take place (i) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 9:00 A.M. local time on the second business day after the day on which the last of the conditions set forth in Article VIII is fulfilled or waived or (ii) at such other time and place as Parent and the Company shall agree in writing.


                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company, except as set forth in a disclosure schedule delivered by Parent concurrently herewith (the "Parent Disclosure Schedule"), (i) as set forth in
                            --------------------------
the first sentence of Section 4.1, the first four sentences of Section 4.4, and Sections 4.2, 4.6, and 4.7, and, (ii) except for circumstances that, taken in the aggregate, would not have a Parent Material Adverse Effect (as defined in Section 10.6), in the case of all other representations and warranties herein, as follows:

     Section 4.1  Organization and Qualification.  Parent is a corporation duly
                  ------------------------------
organized, validly existing and in good standing under the laws of the State of New York and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary.

     Section 4.2  Capitalization.  The authorized capital stock of Parent
                  --------------
consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of Series Preferred Stock, par value $1 per share ("Parent Preferred Stock"). As
                                                 ----------------------
of September 9, 1997, 54,126,895 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable and 1,193,030 shares of Parent Common Stock were held in treasury. As of September 9, 1997, no shares of Parent Preferred Stock were issued and outstanding. As of September 9, 1997, except for employee stock options to acquire 2,765,508 shares of Parent Common Stock at a weighted average exercise price of $29.6594 per share and the Parent Rights and, except as set forth on Schedule 4.2 and as provided herein, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Parent Common Stock issuable in accordance with this Merger Agreement in exchange for Company Common Stock at the Effective Date will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

     Section 4.3  Subsidiaries.  The only "Significant Subsidiaries" (as such
                  ------------
term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission")) ("Significant Subsidiaries") of Parent are those
                 ----------      ------------------------
set forth on Schedule 4.3. Each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. All the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and those owned by Parent or by a Significant Subsidiary of Parent are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Parent. Except as set forth in Parent's Annual Report on Form 10?K for the fiscal year ended December 31, 1996 and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, Parent does not directly or indirectly own any interests in any other corporation, partnership, joint venture or other business association or entity which are material to Parent and its subsidiaries taken as a whole.

     Section 4.4  Authority Relative to this Merger Agreement.  Parent has the
                  -------------------------------------------
corporate power to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. This Merger Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent are necessary to authorize the Merger Agreement and the transactions contemplated hereby, other than the approval of the Stock Issuance Proposal by the holders of Parent Common Stock. Parent is not subject to or obligated under (i) any charter, by?law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger

Agreement other than, in the case of clause (ii) only, the laws and regulations referred to in the next sentence. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of
                                           -------
1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as
                       --------------
amended (the "Exchange Act"), and other governmental approvals required under
              ------------
the applicable laws of any foreign jurisdiction ("Foreign Laws") and the
                                                  ------------
environmental, corporation, securities or blue sky laws or regulations of the various states ("State Laws") (all of which required consents and approvals
                 ----------
under Foreign Laws and State Laws are identified in Schedule 4.4 to the Parent Disclosure Schedule), no filing by Parent or registration by Parent with any public body or authority is necessary for, nor is any authorization, consent or approval of any public body or authority required to be obtained by Parent for, the consummation of the Merger or the other transactions contemplated by this Merger Agreement.

     Section 4.5  Reports and Financial Statements.  Parent has, to the extent
                  --------------------------------
such documents were requested by the Company, previously furnished the Company with true and complete copies of its (i) Annual Reports on Form 10-K for the three fiscal years ended December 31, 1994, 1995 and 1996, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, as filed with the Commission, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1994, and (iv) all other reports or registration statements filed by Parent with the Commission since December 31, 1994, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that Parent was required to file with the Commission since that date (clauses (i) through (iv) being referred to herein collectively as the "Parent SEC Reports"). As of their respective dates,
                            ------------------
the Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Parent SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis
                                           ----
(except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

     Section 4.6  Absence of Certain Changes or Events.  Except as disclosed in
                  ------------------------------------
the Parent SEC Reports, since June 30, 1997, there has not been (i) any event, condition, transaction, commitment, dispute or other circumstance (financial or otherwise) of any character (whether or not in the ordinary course of business), individually or in the aggregate, having a Parent Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Parent Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Parent (except for regularly scheduled cash dividends out of current earnings at a rate not greater than the rate in effect on June 30, 1997); or (iv) any entry into any commitment or transaction material to Parent and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

     Section 4.7  Litigation.  There is no suit, action or proceeding pending
                  ----------
or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries which, alone or in the aggregate, has, or is reasonably likely to have, a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of its subsidiaries having, or reasonably likely to have, either alone or in the aggregate, any such Parent Material Adverse Effect.

     Section 4.8  Information in Disclosure Documents, Registration Statements,
                  ------------------------------------------------------------
Etc.  None of the information with respect to Parent or Sub to be included or
---
incorporated by reference in (i) the Registration Statement to be filed with the Commission by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the
                                                                          ---
"Registration Statement")
 ----------------------
and (ii) the joint proxy statement of the Company and Parent (the "Proxy
                                                                   -----
Statement") required to be mailed to the shareholders of the Company and Parent
---------
in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder.

     Section 4.9  Employee Benefit Plans.  Except as disclosed in the Parent SEC
                  ----------------------
Reports, there are no employee benefit, compensation or severance plans, agreements or arrangements, including "employee benefit plans," as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements
  -----
relating to former employees, including, but not limited, to retiree medical plans, maintained by Parent or any of its subsidiaries or collective bargaining agreements to which Parent or any of its subsidiaries is a party (together, the "Benefit Plans"). To the knowledge of Parent, no default exists with respect to
 -------------
the obligations of Parent or any of its subsidiaries under any such Benefit Plan. Since January 1, 1996, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Benefit Plans, by Parent or its subsidiaries or, to the knowledge of Parent and its subsidiaries, any other party thereto. Since January 1, 1996, there have been no strikes, lockouts or work stoppages or slowdowns, or to the knowledge of Parent and its subsidiaries, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of Parent or its subsidiaries. Neither the execution of the Merger Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional events or acts) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of Parent or any of its subsidiaries.
Without limiting the generality of
the foregoing, no amount paid or payable by Parent or any of itssubsidiaries (other than the Company) in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of any such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     Section 4.10  ERISA.  All Benefit Plans have been administered in
                   -----
accordance, and are in compliance with the applicable provisions of ERISA. Each of the Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and Parent knows of no fact which is likely to have an adverse effect on the qualified status of such plans. None of the Benefit Plans which are defined benefit pension plans have incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and under Financial Accounting Standard 87, the fair market value of the assets of each such plan equals or exceeds the accrued benefit obligations of such plan. To the knowledge of Parent, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Parent's Benefit Plans which could subject Parent or its subsidiaries to the penalty or tax imposed under Section 502(i) of ERISA or
Section 4975 of the Code. No Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; and no reportable event, within the meaning of Section 4043(c) of said Subtitle C for which the 30?day notice requirement of ERISA has not been waived, has occurred with respect to any Benefit Plan. Neither Parent nor any of its subsidiaries has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to Parent or any of its subsidiaries. Neither Parent nor any of its subsidiaries has engaged in any transaction described in
Section 4069 of ERISA within the last five years. There does not now exist, nor do any circumstances exist that could result in, any liability of Parent or any of its subsidiaries (or any entity, trade or business that is or was at any time required to be aggregated with Parent or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Code) under Title IV of ERISA, Section 302 of ERISA, Sections 412 and 4971 of the Code, to the knowledge of Parent, the continuation coverage requirements of Section 601 et seq. of ERISA and Section
                                                  ------
4980B of the Code, and similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Benefit Plans, that would be a liability of Parent or its subsidiaries following the Effective Date.

     Section 4.11  Takeover Provisions Inapplicable.  As of the date hereof and
                   --------------------------------
at all times thereafter, until and including the Effective Date, Section 912 of the New York Business Corporation Law (the "NYBCL") and the Parent Rights are, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement.

     Section 4.12  Compliance with Applicable Laws.  (i) Parent and its
                   -------------------------------
subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals (the "Parent Permits") of all courts, administrative agencies or
                --------------
commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity") necessary for the operation of the
                  -------------------
businesses of Parent and its subsidiaries; (ii) to the knowledge of Parent, Parent and its subsidiaries are in compliance with the terms of the Parent Permits; (iii) to the knowledge of Parent, except as disclosed in the Parent SEC Reports filed prior to the date of this Merger Agreement, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity; and (iv) to the knowledge of Parent, except as disclosed in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending, or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same provided,
                                                               --------
however, that the foregoing representations are made as to ERISA and
-------
environmental matters, only as to Parent's knowledge, to the extent contemplated by Sections 4.10 and 4.18.

     Section 4.13  Liabilities.  As of June 30, 1997, neither Parent nor any of
                   -----------
its subsidiaries has any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are not disclosed or provided for in the most recent Parent SEC Reports. To the knowledge of Parent, there was no basis, as of June 30, 1997, for any claim or liability (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which is not reflected in the Parent SEC Reports.

     Section 4.14  Taxes.  Each of Parent and its subsidiaries has filed all tax
                   -----
returns required to be filed by any of them and has paid (or Parent has paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns. The information contained in such tax returns is true, complete and accurate in all respects. Neither Parent nor any subsidiary of Parent is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries that have not been finally settled or paid in full and no requests for waivers of the time to assess any such tax are pending and there are no outstanding audits, examinations, deficiency litigations or refund litigations with respect to Parent or any of its subsidiaries. The federal income tax returns of Parent and each of its subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years through December 31, 1989. For the purposes of this Merger Agreement, the term "tax" shall include all federal, state, local and foreign income, profits,
 ---
franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

     Section 4.15  Certain Agreements.  Except as disclosed in the Parent SEC
                   ------------------
Reports filed prior to the date of this Merger Agreement, neither Parent nor any of its subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $10,000,000 or (ii) other contract, agreement or commitment (except those entered into in the ordinary course of business) having a Parent Material Adverse Effect. "Indebtedness" means any liability in respect of (A)
                           ------------
borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing incurred by any person other than Parent, as appropriate, or any of their respective subsidiaries, except that Indebtedness shall not include short term credit facilities entered into in the ordinary course of business. Neither Parent nor any of its subsidiaries is in default (with or without notice or lapse of time, or both) under any contract, indenture, note, credit agreement, loan document, lease, license or other agreement including, but not limited to, any Benefit Plan, whether or not such default has been waived.

     Section 4.16  Patents, Trademarks, Etc.  To the knowledge of Parent, Parent
                   ------------------------
and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of Parent and its subsidiaries, and Parent does not have any knowledge of any conflict with the rights of Parent and its subsidiaries therein or any knowledge of any conflict by them with the rights of others therein.

     Section 4.17  Product Liability; Airworthiness.  (a) Parent has no
                   --------------------------------
knowledge of any claim, or the basis of any claim, against Parent or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by Parent or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services. Parent and its subsidiaries have, and on the Effective Date will have, full and adequate insurance coverage for potential product liability claims against it.

     (b) To the knowledge of Parent, all goods and services designed, manufactured or sold by Parent or any of its subsidiaries comply with all laws, requirements, specifications, rules and regulations of all applicable government airworthiness agencies or authorities (whether foreign or domestic, national or local) and none of such products or services contain any material defects in manufacturing, design or performance or other material defect which renders such products or services or any component thereof defective, deficient, nonconforming or unsuitable for their intended use. To the knowledge of Parent, there is no publicly and formally announced rule or regulation by any governmental authority of the United States or any state thereof that could reasonably be expected to affect the various airworthiness approvals, licenses, permits or certifications applicable to the goods, services, assets, facilities or operations of Parent and its subsidiaries.

     Section 4.18  Environment.  (i)  As used herein, the term "Environmental
                   -----------
Laws" means all federal, state, local or Foreign Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

     (ii) To the knowledge of Parent, except as set forth in the Parent SEC Reports, there are, with respect to Parent or any of its subsidiaries, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may reasonably be expected to give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") or
                                                                 ------
similar state or local laws.

     Section 4.19  Title to Assets; Liens.  Parent and its subsidiaries have
                   ----------------------
(i) good and marketable title to all of their inventory, accounts receivable, property, equipment and other assets, and such assets are free and clear of any mortgages, liens, charges, encumbrances, or title defects of any nature whatsoever and (ii) valid and enforceable leases for the premises and the equipment, furniture and fixtures purported to be leased by them.

     Section 4.20  Accounting; Tax Matters.  Neither Parent nor, to its
                   -----------------------
knowledge, any of its affiliates, has through the date hereof, taken or agreed to take any action nor do they have any knowledge of any circumstances which currently exist that would prevent (i) Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests" or (ii) the Merger from qualifying for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code.

     Section 4.21  Parent Action.  The Board of Directors of Parent (at a
                   -------------
meeting duly called and held) has by the requisite vote of directors recommended the approval of the Stock Issuance Proposal by the holders of Parent Common Stock and directed that the Stock Issuance Proposal be submitted for consideration by Parent's shareholders entitled to vote thereon at the Parent Meeting.

     Section 4.22  Financial Advisor.  Except for Goldman, Sachs & Co.,
                   -----------------
financial advisor to Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent, and the fees and other amounts payable to Goldman, Sachs & Co. as contemplated by this Section will be as provided in that certain letter agreement, dated September 8, 1997, from Goldman, Sachs & Co. to Parent.

     Section 4.23  Fairness Opinion.  Parent has received the opinion of
                   ----------------
Goldman, Sachs & Co., financial advisor to Parent, dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Parent.


                                 ARTICLE IV-A

                 REPRESENTATIONS AND WARRANTIES REGARDING SUB

     Parent and Sub jointly and severally represent and warrant to the Company as follows:

     Section 4A.1  Organization.  Sub is a corporation duly organized, validly
                   ------------
existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than certain organizational matters) since it was incorporated.

     Section 4A.2  Capitalization.  The authorized capital stock of Sub consists
                   --------------
of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

     Section 4A.3  Authority Relative to this Merger Agreement.  Sub has the
                   -------------------------------------------
corporate power to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole shareholder, and no other corporate proceedings on the part of Sub are necessary to authorize this Merger Agreement and the transactions contemplated hereby. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, the Foreign Laws and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Sub of the Merger or the transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain would not prevent the consummation of the transactions contemplated hereby. The Merger Agreement constitutes a valid and binding obligation of Sub enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent, except as set forth in a disclosure schedule delivered by the Company concurrently herewith (the "Company
                                                                         -------
Disclosure Schedule"), (i) as set forth in the first sentence of Section 5.1,
-------------------
the first four sentences of Section 5.4, and Sections 5.2, 5.6, and 5.7, and,
(ii) except for circumstances that, taken in the aggregate, would not have a Company Material Adverse Effect (as defined in Section 10.6), in the case of all other representations and warranties herein, as follows:

     Section 5.1  Organization and Qualification.  The Company is a corporation
                  ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies as of the date hereof of the certificate of incorporation and by-laws of the Company and each of its Significant Subsidiaries have, to the extent requested, been delivered to Parent as part of the Company Disclosure Schedule.

     Section 5.2  Capitalization.  The authorized capital stock of the Company
                  --------------
consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, $1 par value per share ("Company Preferred Stock"). As of July
                                          -----------------------
31, 1997, 25,329,725 (25,365,002 as of August 31, 1997) shares of Company Common
Stock were validly issued and outstanding, fully paid and nonassessable, 218,796 (279,151 as of August 31, 1997) shares of Company Common Stock were held in treasury and no shares of Company Preferred Stock were issued, and there have been no material changes in such numbers of shares through the date hereof. As of August 31, 1997, except for (i) employee and non-employee director stock options to acquire 3,099,996 shares of Company Common Stock at a weighted average exercise price of $17.297 per share, (ii) the rights (the "Company
                                                                   -------
Rights") issued pursuant to the Amended and Restated Rights Agreement dated as
------
of April 6, 1990, as amended, between the Company and The First National Bank of Chicago, as Rights Agent, as amended, (the "Company Rights Agreement"), (iii)
                                            ------------------------
1,902,898 shares of Company Common Stock issuable upon conversion of the Company's 7.75% Convertible Subordinated Notes due May 2004 and 2,674,418 shares of Company Common Stock issuable upon conversion of the Company's 7.00% Convertible Subordinated Debentures due October 2012 (collectively, the "Convertible Debt") and (iv) 600,000 shares issuable, at an exercise price of
 ----------------
$9.00 per share, upon exercise of warrants issued by the Company to certain lenders in 1993 and 1995 (the "Warrants"), there are no options, warrants, calls
                               --------
or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, and there have been no material changes in such numbers through the date hereof.

     Section 5.3  Subsidiaries.  The only Significant Subsidiaries of the
                  ------------
Company are those named in the Company SEC Reports. Each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. All the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of the Company. Except as set forth in the Company's Annual Report on Form 10?K for the year ended July 31, 1996 and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

     Section 5.4  Authority Relative to this Merger Agreement.  The Company has
                  -------------------------------------------
the corporate power to enter into this Merger Agreement, subject to the requisite approval of this Merger Agreement by the holders of Company Common Stock, and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Merger Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the requisite approval of the holders of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement and the transactions contemplated hereby. The Company is not subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement, other than, in the case of clause (ii) only, the laws and regulations referred to in the next sentence. Except as referred to herein or, with respect to the Merger or the transactions contemplated thereby, in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, the Foreign Laws and the State Laws (all of which required consents and approvals under Foreign Laws and State Laws are identified in Schedule 5.4 to the Company Disclosure Schedule), no filing by the Company or registration by the Company with any public body or authority is necessary for, nor is any authorization, consent or approval of any public body or authority required to be obtained by the Company for, the consummation of the Merger or the other transactions contemplated hereby.

     Section 5.5  Reports and Financial Statements.  The Company has previously
                  --------------------------------
furnished Parent with true and complete
copies of its (i) Annual Reports on Form 10?K for the three years ended July 31, 1994, 1995, and 1996, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended November 3, 1996, February 2, 1997 and May 4, 1997, as filed with the Commission, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) since July 31, 1994 and
(iv) all other reports or registration statements filed by the Company with the Commission since July 31, 1994, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the Commission since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC
        -------------------
Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Company SEC Reports, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

     Section 5.6  Absence of Certain Changes or Events.  Except as disclosed in
                  ------------------------------------
the Company SEC Reports, since May 4, 1997, there has not been (i) any event, condition, transaction, commitment, dispute or other circumstance (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a Company Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company, or (iv) any entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

     Section 5.7  Litigation.  There is no suit, action or proceeding pending
                  ----------
or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which, either alone or in the aggregate, has, or is reasonably likely to have, a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its subsidiaries having, or reasonably likely to have, either alone or in the aggregate, any such Company Material Adverse Effect.

     Section 5.8  Information in Disclosure Documents.  None of the information
                  -----------------------------------
with respect to the Company or its subsidiaries to be included or incorporated by reference in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 5.9  Employee Benefit Plans.  Except as disclosed in the Company
                  ----------------------
SEC Reports or as set forth in Section 5.9 of the Company Disclosure Schedule, there are no employee benefit, compensation or severance plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans, maintained by the Company or any of its subsidiaries or collective bargaining agreements to which the Company or any of its subsidiaries is a party (together, the "Company Benefit Plans"). To the knowledge of the Company, no
                ---------------------
default exists with respect to the obligations of the Company or any of its subsidiaries under such Company Benefit Plan. Since August 1, 1995, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Company Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Company Benefit Plans, by the Company or its subsidiaries or, to the knowledge of the Company and its subsidiaries, any other party thereto. Since August 1, 1995, there have been no strikes, lockouts or work stoppages or slowdowns, or to the knowledge of the Company and its subsidiaries, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of the Company or its subsidiaries. Neither the execution of the Merger Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional events or acts) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment orlbenefit to any employee of the Company or any of its subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     Section 5.10  ERISA.  All Company Benefit Plans have been administered in
                   -----
accordance, and are in compliance, with the applicable provisions of ERISA.
Each of the Company Benefit Plans which is intended to meet the requirements of
Section 401(a) of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and the Company knows of no fact which is likely to have an adverse effect on the qualified status of such plans. None of the Company Benefit Plans which are defined benefit pension plans have incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and under Financial Accounting Standard 87, the fair market value of the assets of each such plan equals or exceeds the accrued benefit obligations of such plan. To the knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company's Benefit Plans which could subject the Company, its subsidiaries or Parent to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. No Company Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any Company Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; and no reportable event, within the meaning of Section 4043(c) of said Subtitle C for which the 30-day notice requirement of ERISA has not been waived, has occurred with respect to any Company Benefit Plan. Neither the Company nor any of its subsidiaries has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any transaction described in Section 4069 of ERISA within the last five years. There does not now exist, nor do any circumstances exist that could result in, any liability of the Company or any of its subsidiaries (or any entity, trade or business that is or was at any time required to be aggregated with the Company or any of its subsidiaries under
Section 414(b), (c), (m) or (o) of the Code) under Title IV of ERISA, Section 302 of ERISA, Sections 412 and 4971 of the Code, to the knowledge of the Company, the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Company Benefit Plans, that would be a liability of the Company, its subsidiaries or Parent following the Effective Date.

     Section 5.11  Takeover Provisions Inapplicable.  As of the date hereof and
                   --------------------------------
at all times thereafter, until and including the Effective Date, Section 203 of the DGCL, the Company Rights Agreement and Article Sixteenth of the Company's Restated Certificate of Incorporation are, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement.

     Section 5.12  Company Action.  The Board of Directors of the Company (at a
                   --------------
meeting duly called and held) has by the requisite vote of directors (a) determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders, (b) approved the Merger in accordance with the provisions of Section 251 of the DGCL, (c) recommended the approval of this Merger Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's shareholders entitled to vote thereon at the Company Meeting, (d) taken all necessary steps to render Article Sixteenth of the Company's Restated Certificate of Incorporation inapplicable to the Merger and the transactions contemplated by this Merger Agreement, (e) taken all necessary steps to render the Company Rights Agreement inapplicable to the Merger and the transactions contemplated by this Merger Agreement and (f) adopted any necessary resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Merger Agreement.

     Section 5.13  Fairness Opinion.  The Company has received the opinion of
                   ----------------
Morgan Stanley & Co. Incorporated ("Morgan Stanley"), financial advisor to the
                                    --------------
Company, dated the date hereof, to the effect that the Exchange Ratio is fair from a financial point of view to the holders of shares of Company Common Stock.

     Section 5.14  Financial Advisor.  Except for Morgan Stanley, no broker,
                   -----------------
finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company, and the fees and commissions payable to Morgan Stanley as contemplated by this Section will be the amount set forth in that certain letter, dated December 20, 1995, from Morgan Stanley to the Company.

     Section 5.15  Compliance with Applicable Laws.  (i) The Company and its
                   -------------------------------
subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals (the "Company Permits") of all Governmental Entities necessary for the
                ---------------
operation of the businesses of the Company and its subsidiaries; (ii) to the knowledge of the Company, the Company and its subsidiaries are in compliance with the terms of the Company Permits; (iii) to the knowledge of the Company, except as disclosed in the Company SEC Reports filed prior to the date of this Merger Agreement, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity; and (iv) to the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending, or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same provided,
                                                                       --------
however, that the foregoing representations are made as to ERISA and
-------
environmental matters, only as to the Company's knowledge, to the extent contemplated by Sections 5.10 and 5.21.

     Section 5.16  Liabilities.  As of May 4, 1997, neither the Company nor any
                   -----------
of its subsidiaries has any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are not disclosed or provided for in the most recent Company SEC Reports. To the knowledge of the Company, there was no basis, as of May 4, 1997, for any claim or liability (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which is not reflected in the Company SEC Reports.

     Section 5.17  Taxes.  Each of the Company and its subsidiaries has filed
                   -----
all tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns. The information contained in such tax returns is true, complete and accurate. Neither the Company nor any subsidiary of the Company is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been finally settled or paid in full and no requests for waivers of the time to assess any such tax are pending and there are no outstanding audits, examinations, deficiency litigations or refund litigations with respect to Parent or any of its subsidiaries. The federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years through December 31, 1985.

     Section 5.18  Certain Agreements.  Except as disclosed in the Company SEC
                   ------------------
Reports filed prior to the date of this Merger Agreement, neither the Company nor any of its subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness in an amount exceeding $2,000,000, (ii) agreement which, after giving effect to the transactions contemplated by this Merger Agreement, purports to restrict or bind Parent or any of its subsidiaries other than the Surviving Corporation and its subsidiaries in any respect that could have a Parent Material Adverse Effect,
(iii) contract, agreement or commitment (except those entered into in the ordinary course of business) having a Company Material Adverse Effect, (iv) contract, agreement or commitment, whether or not in the ordinary course of business, that provides for payments by the Company in fiscal 1997 in excess of $5 million or (v) contract, agreement or commitment, whether or not in the ordinary course of business, that provides for payments to the Company in one year in fiscal 1997, or reasonably expected in fiscal 1998, in excess of $25 million. Neither the Company nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any contract, indenture, note, credit agreement, loan document, lease, license or other agreement including, but not limited to, any Company Benefit Plan, whether or not such default has been waived. Except as set forth in Section 5.18 of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is a party to and bound by any contract, agreement, commitment, plan, arrangement or other understanding which upon execution of this Merger Agreement or consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional acts or events) result in any payment becoming due from the Company or Parent or any of their subsidiaries.

     Section 5.19  Patents, Trademark, Etc.  To the knowledge of the Company,
                   -----------------------
the Company and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of the Company and its subsidiaries, and the Company does not have any knowledge of any conflict with the rights of the Company and its subsidiaries therein or any knowledge of any conflict by them with the rights of others therein.

     Section 5.20  Product Liability; Airworthiness.  (a)  The Company has no
                   --------------------------------
knowledge of any claim, or the basis of any claim, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services. The Company and its subsidiaries have, and on the Effective Date will have, full and adequate insurance coverage for potential product liability claims against it.

     (b) To the knowledge of the Company, all goods and services designed, manufactured or sold by the Company or any of its subsidiaries comply with all laws, requirements, specifications, rules and regulations of all applicable government airworthiness agencies or authorities (whether foreign or domestic, national or local) and none of such products or services contain any material defects in manufacturing, design or performance or other material defect which renders such products or services or any component thereof defective, deficient, nonconforming or unsuitable for their intended use. To the knowledge of the Company, there is no publicly and formally announced rule or regulation by any governmental authority of the United States or any state thereof that could reasonably be expected to affect the various airworthiness approvals, licenses, permits or certifications applicable to the goods, services, assets, facilities or operations of the Company and its subsidiaries.

     Section 5.21  Environment.  To the knowledge of the Company, there are,
                   -----------
except as set forth in the Company SEC Reports, with respect to the Company or any of its subsidiaries, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which reasonably may be expected to give rise to any common law liability or any liability under CERCLA or similar state or local laws.

     Section 5.22  Title to Assets; Liens.  The Company has good and marketable
                   ----------------------
title to all of its inventory, accounts receivable, property, equipment and other assets, and except as disclosed in the Company's SEC Reports such assets are free and clear of any mortgages, liens, charges, encumbrances, or title defects of any nature whatsoever. The Company and its subsidiaries have valid and enforceable leases for the premises and the equipment, furniture and fixtures purported to be leased by them.

     Section 5.23  Accounting; Tax Matters.  Neither the Company nor, to its
                   -----------------------
knowledge, any of its affiliates, has through the date hereof, taken or agreed to take any action nor do they have knowledge of any circumstances which currently exist that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests."


                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1  Conduct of Business by the Company Pending the Merger.  Prior
                  -----------------------------------------------------
to the Effective Date, unless Parent shall otherwise agree in writing:

          (i) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their diligent efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Date. The Company shall, and shall cause its subsidiaries to, (A) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (B) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries; (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect;

          (ii) the Company shall not and shall not propose to (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (B) amend its Restated Certificate of Incorporation or Bylaws, (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than Regular Company Dividends), or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company capital stock;

          (iii) the Company shall not, nor shall it permit any of its subsidiaries to, (A) except as required or permitted by this Merger Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than issuances of Company Common Stock pursuant to the exercise of employee and non-employee director stock options or the Warrants or upon conversion of the Convertible Debt; (B) acquire (other than a transaction involving TOLO, Inc., in the amount of approximately $30 million), lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (C) incur additional Indebtedness (except in the ordinary course of business, pursuant to arrangements currently in place and except for the incurrence of $85 million in Indebtedness for a term of less than one year to replace the current accounts receivable sales program and to provide for the acquisition of TOLO, Inc.) or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business; (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except that the Company may create new wholly owned subsidiaries in the ordinary course of business; or (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing which is binding;

          (iv) except as set forth in Schedule 6.1 of the Company Disclosure Schedule, the Company shall not, nor shall it permit, any of its subsidiaries to, except as required to comply with applicable law and except as provided in Section 7.5 hereof, (A) adopt, enter into, terminate, expand the applicability of or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such amendment),
     (C) pay any benefit not provided under any existing plan or arrangement,
     (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan other than in the ordinary course of business consistent with past practice, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing which is binding;

          (v) the Company shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade securities provided, however, that the Company will be permitted to create new wholly owned subsidiaries in the ordinary course of business; and

          (vi) the Company shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action, whether before or after the Effective Date, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

     Section 6.2  Conduct of Business by Parent and Sub Pending the Merger.
                  --------------------------------------------------------
(a)  Parent.  Prior to the Effective Date, unless the Company shall otherwise
     ------
agree in writing or except as otherwise required by this Merger Agreement: (i) Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its material subsidiaries to, use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Date, provided, however,
                                                              --------  -------
that nothing contained herein shall prevent Parent from creating new wholly owned subsidiaries in the ordinary course of business as long as the creation of such subsidiaries (either alone or in the aggregate) will not reasonably be expected to have a Parent Material Adverse Effect; (ii)lParent shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action, whether before or after the Effective Date, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code and (iii) Parent shall not (A) except as required or permitted by this Merger Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, (1) Parent Common Stock or
(2) any option, rights or warrants to acquire, or securities convertible into, shares of Parent Common Stock (collectively, "Parent Common Stock Equivalents") (other than (x) issuances of, deliverances of or sales of or agreements to issue, deliver or sell Parent Common Stock or Parent Common Stock Equivalents representing, in the aggregate, less than 12% of the outstanding Parent Common Stock as of the date hereof, (y) issuances of Parent Common Stock pursuant to the exercise of employee stock options and other options, warrants and rights outstanding on the date hereof and (z) the grant of additional employee stock options between the date hereof and the Effective Date in the ordinary course of business and in amounts and on terms which are customary for Parent during the fiscal periods occurring during such period), (B) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof involving cash consideration in excess of $250 million in the aggregate for all such transactions (excluding the acquisition of the company set forth in Section 6.2 of the Parent Disclosure Schedule), or (C) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing which is binding.

     (b)  Sub.  During the period from the date of this Merger Agreement to the
          ---
Effective Date, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Merger Agreement.

     Section 6.3  Notice of Breach.  Each party shall promptly give written
                  ----------------
notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Merger Agreement and will use its best efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule or the Parent Disclosure Schedule.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     Section 7.1  Access and Information.  Each of the Company and Parent and
                  ----------------------
their respective subsidiaries shall afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each of the Company and Parent shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreements dated as of August 1, 1997 between Parent and the Company (the "Confidentiality Agreements").
                             --------------------------


     Section 7.2  Registration Statement/Proxy Statement.  (a)  As promptly as
                  --------------------------------------
practicable after the execution of this Merger Agreement, the Company and Parent shall prepare and file with the Commission preliminary proxy materials for use at the Company Meeting and the Parent Meeting. As promptly as practicable after comments are received from the Commission with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the Commission the definitive proxy statements for use at their respective shareholder meetings, and Parent shall file with the Commission the Registration Statement and Parent and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

     (b) Parent and the Company shall make all necessary filings with respect to the Merger, under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

     Section 7.3  Compliance with the Securities Act.  (a)  Prior to the
                  ----------------------------------
Effective Date the Company shall cause to be delivered to Parent an opinion (reasonably satisfactory to counsel for Parent) of the general counsel of the Company or such law firm as may be reasonably satisfactory to Parent, identifying all persons who were, in his or its opinion, at the time the Company Meeting convened in accordance with Section 3.5, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").
      ----------

     (b) The Company shall use its diligent efforts to cause each person who is identified as a possible Affiliate in the opinion referred to in clause (a) above to deliver to Parent not less than 30 days prior to the Effective Date, a written agreement substantially in the form attached hereto as Exhibit 7.3(b)-1.

     (c) Parent shall use its best efforts to publish as promptly as practicable financial information (including combined sales and net income) covering at least 30 days of post-merger operations, as contemplated by FRR No. 1; provided, however, that if the Effective Date occurs in the second month of a calendar quarter, the requirement of this paragraph (c) shall be satisfied by Parent's customary announcement, in accordance with its past practice, of its quarterly financial results.

     Section 7.4  Stock Exchange Listing.  Parent shall use its best efforts to
                  ----------------------
list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued pursuant to the Merger.

     Section 7.5  Employment Arrangements.  (a)  After the Effective Date,
                  -----------------------
Parent shall, or shall cause the Surviving Corporation to, honor in accordance with their terms, all employment, severance, consulting and other compensation contracts between the Company or any of its subsidiaries and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Date under any Company Benefit Plan, each as of the date hereof except for changes thereto which are (i) not material, (ii) permitted by this Merger Agreement,
(iii) set forth on Schedule 7.5 hereto, or (iv) otherwise agreed to by the parties hereto.

     (b) Until December 31, 1998, Parent shall provide, or shall cause the Surviving Corporation to provide, generally to the officers and employees of the Surviving Corporation and its subsidiaries, employee benefits, including, without limitation, pension benefits, health and welfare benefits, severance arrangements, stock option plans and other executive compensation arrangements, on terms and conditions in the aggregate that are comparable to those provided under the Company Benefit Plans as of the date hereof. In the event that employees of the Surviving Corporation are permitted to participate in Parent Benefit Plans, these employees will be given credit for all years of service with the Company for the purposes of eligibility, vesting and vacation accruals, but not for any other purposes.

     (c)  With regards to the Company's Supplemental Retirement Plan (Restated,
1997) (the "SERP"), the parties agree, over and above the provisions of
            ----
paragraph (a) hereof, which, to the extent not inconsistent herewith, shall be applicable to the SERP, as follows:

  (i) The execution of this Merger Agreement shall constitute an amendment by the Company to the SERP, effective as of one day prior to the date of this Merger Agreement, to provide that paragraph 2.07 shall not apply to any active employee participant until six months after the Effective Date (the "Post Closing Date"). The Company and Parent agree that during the period prior to the Post Closing Date they will negotiate with each active employee participant to structure alternative arrangements with a goal of maintaining for the participants a competitive retirement and benefits program. If alternative arrangements are not mutually agreed to by the Company, Parent and any individual participant by the Post Closing Date, the provision of paragraph 2.07 will become applicable on the Post Closing Date with respect to such participant.

  (ii) Parent will cause the Surviving Corporation to continue the SERP and to continue benefit accruals thereunder, with provisions no less favorable than those existing on the date of this Agreement, until the close of business on December 31, 1998.

     (d) With regards to the special incentive program authorized by the Compensation and Benefits Committee of the Company's Board of Directors in relation to the Company's F-14 claim against the U.S. Navy, Parent will cause the Surviving Corporation to preserve such program and make no changes or modifications which would make its benefits less favorable than the program currently provides.

     Section 7.6  Indemnification.  (a)  From and after the Effective Date,
                  ---------------
Parent shall indemnify, defend and hold harmless the officers, directors and employees of the Company (the "Indemnified Parties") against all losses,
                               -------------------
expenses, claims, damages or liabilities (i) arising out of the transactions contemplated by this Merger Agreement or arising as a result thereof or (ii) otherwise arising prior to the Effective Date to the fullest extent, in the case of (i) or (ii), permitted or required under (A) applicable law, (B) any indemnification agreements between the Company and any such person and (C) the Company's Certificate of Incorporation and By-Laws as filed in the Company SEC Reports. Parent agrees to cause Surviving Corporation to maintain in effect for not less than four years after the Effective Date coverage no less favorable than the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Date; provided, however, that Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of $859,500, but in such case shall purchase as much coverage as possible for such amount.

     (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Merger Agreement is commenced, whether before or after the Effective Date, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

     Section 7.7  Consents.  (a)  Each of the parties will use its reasonable
                  --------
best efforts to obtain as promptly as practicable all consents of any governmental entity or any other person required in connection with, and waivers of any violations or rights of termination that may be caused by, the consummation of the transactions contemplated by this Agreement.

     (b) In furtherance and not in limitation of the foregoing, Parent shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority; provided however, that nothing in this Agreement shall require Parent
           -------- -------
to agree to hold separate or to divest any of the businesses, product lines or assets of Parent or the Company or any of their respective subsidiaries or affiliates or take any other action, if such holding separate, divestiture or other action would have a Parent Material Adverse Effect or a Company Material Adverse Effect.

     (c) Any party hereto shall promptly inform the others of any material communication from the United States Federal Trade Commission, the Department of Justice, the European Economic Area or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Parent and the Company will consult and cooperate with one another with respect to (and prior to) any understandings, undertakings or agreements (oral or written) which are proposed to be made or entered into with the Federal Trade Commission, the Department of Justice, the European Economic Area or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement, and no such understanding, undertaking or agreement shall be made or entered into without the consent of Parent.

     Section 7.8  Additional Agreements.  (a)  Subject to the terms and
                  ---------------------
conditions herein provided (including, without limitation, Section 7.7), each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject to the appropriate vote of the shareholders of the Company. Notwithstanding the foregoing, but subject to
Section 7.7, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Merger Agreement if such action, either alone or together with another action, would be reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

     (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Merger Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

     (c) Following the Effective Date, (i) Parent shall use its best efforts to conduct its business, and shall cause the Surviving Corporation to use its best efforts to conduct its business, except as otherwise contemplated by this Merger Agreement, in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and
(ii) Parent shall not take, and shall not permit the Surviving Corporation to take, any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     Section 7.9  No Solicitation.  (a) Neither the Company nor any of its
                  ---------------
subsidiaries shall, directly or
indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Company will promptly communicate to Parent that such a solicitation has been received by the Company, or that any such information has been requested from it or that such negotiations or discussions have been sought to be initiated with it. "Acquisition Proposal"
                                                       --------------------
shall mean any proposed (A) merger, consolidation or similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or its subsidiaries representing 30% or more of the consolidated assets of the Company and its subsidiaries, (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 30% or more of the voting power of the Company or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the outstanding Company Common Stock.

     (b) Notwithstanding anything in this Agreement to the contrary (including without limitation clause (a) of this Section 7.9), to the extent the Company's Board of Directors receives a communication with respect to an Acquisition Proposal, which the Board of Directors determines, after consultation with its financial advisors, may be reasonably likely to result in a transaction (an "Alternative Transaction") that is more favorable to the shareholders of the Company than the transactions contemplated by the Merger and this Merger Agreement (taking into account the nature of the proposed transaction, the nature and amount of the consideration, the likelihood of completion and any other factors deemed appropriate by the Board of Directors), the Board of Directors may engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative

Transaction, or otherwise facilitate any effort or attempt to make or implement an Alternative Transaction; provided, however, that upon engaging in such negotiations or discussions, providing such information or otherwise facilitating any effort or attempt to make or implement an Alternative Transaction, the Company shall give notice to Parent of the Company's engagement in such activities ("Alternative Transaction Notice"). Prior to furnishing
                     ------------------------------
nonpublic information to, or entering into discussions or negotiations with, any other persons or entities, the Company shall obtain from such person or entity an executed confidentiality agreement with terms no less favorable, taken as a whole, to the Company than those contained in the Confidentiality Agreements, but which confidentiality agreement shall not include any provision calling for an exclusive right to negotiate with the Company, and the Company shall advise Parent of the nature of such nonpublic information delivered to such person reasonably promptly following its delivery to the requesting party.

     Section 7.10  Takeover Provisions Inapplicable.  The Company shall (a) take
                   --------------------------------
all action (including, if required, redeeming all of the outstanding Company Rights or amending or terminating the Company Rights Agreement) so that the entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the grant of any rights to any person under the Company Rights Agreement to purchase or receive additional shares of capital stock of the Company or enable or require the Company Rights to be exercised, distributed or triggered in any way and (b) take all action as may be necessary to render Article Sixteenth of the Company's Restated Certificate of Incorporation inapplicable to this Merger Agreement and the transactions contemplated hereby.

     Section 7.11  Board Composition.  Parent shall take all necessary action
                   -----------------
(including, without limitation, increasing the size of its Board of Directors), such that, on or immediately after the Effective Date, three members of the current Board of Directors of the Company, who shall be selected by the Board of Directors of Parent, shall be appointed to the Board of Directors of Parent.

     Section 7.12  Certain Company Indebtedness.  (a)  At or prior to the
                   ----------------------------
Effective Date, the Company shall cause to be redeemed all outstanding 9.35% Series A Senior Notes Due January 29, 2000, 9.35% Series B Senior Notes Due January 29, 2000 and 9.33% Series C Senior Notes Due December 15, 2001, which are each governed by the Amended and Restated Note Agreement dated as of January 1, 1996.

     (b) Parent and the Company agree to cooperate and use their best efforts to obtain any necessary consents, waivers or other modifications of the indenture dated as of May 15, 1994, between the Company and IBJ Schroder Bank & Trust Company, as trustee, governing the 11 5/8% Senior Notes due 2003 issued by the Company; provided that in connection with obtaining such consents, waivers or modifications neither Parent nor the Company will be required to make any payment or take any other action which is not commercially reasonable.


                                 ARTICLE VIII

                             CONDITIONS PRECEDENT

     Section 8.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

     (a) This Merger Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

     (b) The Stock Issuance Proposal shall have been approved by the requisite vote of the holders of Parent Common Stock.

     (c) The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

     (d) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any authorization, consent or approval required under any Antitrust Law shall have been obtained or any waiting period applicable to the review of the transactions contemplated hereby shall have expired or been terminated.

     (e) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

     (f) No preliminary or permanent injunction or other order by any court or other judicial or administrative body of competent jurisdiction which prohibits or prevents the consummation of the Merger shall have been issued and remain in effect (each party, subject to Section 7.7, agreeing to use its best efforts to have any such injunction lifted).

     (g) Parent and the Company shall have received letters from Ernst & Young LLP and Deloitte & Touche LLP, respectively, to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with this Merger Agreement.

     Section 8.2  Conditions to Obligation of the Company to Effect the Merger.
                  ------------------------------------------------------------
The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by the Company:

     (a) (i) Parent and Sub shall have performed in all material respects their agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and (ii) the representations and warranties of Parent and Sub contained in this Merger Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date, except for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all material respects at such time or times as stated therein, and the Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of Parent to that effect.

     (b) The Company shall have received a favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, based upon certain factual representations of the Company, Parent and Sub reasonably requested by such counsel, dated the Effective Date, to the effect that the Merger will constitute a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code.

     (c) The consummation of the Merger and the other transactions contemplated hereby shall not give rise to any Parent Rights becoming exercisable for any security or asset of any person.

     (d) Parent shall have obtained all consents, approvals, releases or authorizations from, and shall have made all filings and registrations ("Consents") to or with, any person, including but not limited to any
  --------
Governmental Entity, necessary to be obtained or made in order to consummate the transactions contemplated by this Merger Agreement, unless the failure to obtain such Consents would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     Section 8.3  Conditions to Obligations of Parent and Sub to Effect the
                  ---------------------------------------------------------
Merger.  The obligations of Parent and Sub to effect the Merger shall be subject
------
to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by Parent:

     (a) (i) The Company shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and (ii) the representations and warranties of the Company contained in this Merger Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date, except for representations and warranties which are by their express provisions made as of a specific date or dates which were or will be true in all material respects at such date or dates, and Parent and Sub shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to that effect.

     (b) Parent shall have received a letter of Deloitte & Touche LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (c) Company shall have obtained all Consents to or with, any person, including but not limited to any Governmental Entity necessary to be obtained or made in order to consummate the transactions contemplated by this Agreement, unless the failure to obtain such Consents would not, individually or in the aggregate, have a Company Material Adverse Effect.


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1  Termination.  This Merger Agreement may be terminated at any
                  -----------
time prior to the Effective Date, whether before or after approval by the shareholders of the Company:

     (a) by mutual consent of the Board of Directors of Parent and the Board of Directors of the Company;

     (b) by either Parent or the Company if the Merger shall not have been consummated on or before June 30,

1998; provided, that the terminating party is not otherwise in material breach
      --------
of its representations, warranties or obligations under this Merger Agreement;

     (c)  by the Company if any of the conditions specified in Sections 8.1 and
8.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction;

     (d) by Parent if any of the conditions specified in Sections 8.1 and 8.3 have not been met or waived by Parent at such time as such condition is no longer capable of satisfaction;

     (e) by Parent if the Company's Board of Directors shall have withdrawn, modified in a manner adverse to Parent, or refrained from making its recommendation concerning the Merger referred to in Section 3.5(a) hereof, or shall have disclosed its intention to change such recommendation;

     (f) by Parent if any requirements or conditions are imposed, or proposed to be imposed, upon either Parent or the Company or any of their respective affiliates by any Governmental Entity in connection with the authorization, consent or approval of such Governmental Entity (or the expiration or termination of any waiting period applicable to such Governmental Entity's review of the transactions contemplated by this Merger Agreement) under any Antitrust Law in connection with the consummation of the transactions contemplated hereby, or by any domestic or foreign court or similar tribunal in any suit brought by a private party or Government Entity challenging the transactions contemplated hereby as violative of any Antitrust Law, which, in the reasonable opinion of Parent, would require Parent to agree to hold separate or to divest any of the businesses, product lines or assets of Parent or the Company or any of their respective subsidiaries or affiliates or take any other action, if such holding separate, divestiture or other action would have a Parent Material Adverse Effect or a Company Material Adverse Effect. For purposes of this paragraph, the term "Governmental Entity" shall not include any foreign governmental entity other than those of Canada and the European Community.

     (g) by the Company, if Parent's Board of Directors shall have withdrawn, modified in a manner adverse to the Company, or refrained from making its recommendation concerning the Stock Issuance Proposal referred to in

Section 3.5(b) hereof, or shall have disclosed its intention to change such recommendation.

     (h) by Parent, upon becoming aware that the Company has entered into a definitive agreement (other than a confidentiality agreement) providing for an Alternative Transaction; or

     (i) by the Company, simultaneously with the Company entering into a definitive agreement (other than a confidentiality agreement) providing for an Alternative Transaction.

     Section 9.2  Effect of Termination.  (a) In the event of termination of
                  ---------------------
this Merger Agreement by either Parent or the Company, as provided above, this Merger Agreement shall forthwith become void and (except for the willful breach of this Merger Agreement by any party hereto) there shall be no liability on the part of either the Company, Parent or Sub or their respective officers or directors; provided that Sections 9.2, 10.3 and 10.8 shall survive the
           --------
termination.

     (b) The Company shall make a payment to Parent (by wire transfer or cashiers check) of a breakup fee in the amount of $15,000,000 in the event this Merger Agreement is terminated pursuant to Section 9.1(h) or 9.1(i) and if at the time of such termination Parent is not in material breach of any representation, warranty or material covenant contained herein. The Company shall make a payment to Parent (by wire transfer or cashiers check) of a breakup fee in the amount of $6,000,000 in the event this Merger Agreement is terminated by Parent following the Company Meeting if the stockholders of the Company fail to approve the Merger at the Company Meeting and there is no Acquisition Proposal then pending.

     (c) Parent shall make a payment to the Company (by wire transfer or cashiers check) of a breakup fee in the amount of $15,000,000 in the event this Merger Agreement is terminated by either party as a result of Parent having entered into a definitive agreement with a third party the performance of which would preclude consummation of the Merger by Parent and if at the time of such termination the Company is not in material breach of any representation, warranty or material covenant contained herein. Parent shall make a payment to the Company (by wire transfer or cashiers check) of a breakup fee in the amount of $6,000,000 in the event this Merger Agreement is terminated by the Company following the Parent Meeting if the stockholders of Parent fail to approve the Stock Issuance Proposal at the Parent Meeting and if at the time of such termination the Company is not in material breach of any representation, warranty or material covenant contained herein.

     Section 9.3  Amendment.  This Merger Agreement may be amended by the
                  ---------
parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which changes the ratios at which any class of capital stock of the Company is to be converted into capital stock of Parent as provided in Section 3.1 or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.4  Waiver.  At any time prior to the Effective Date, the parties
                  ------
hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein provided, however, that no such waiver shall
                            --------- -------
materially adversely affect the rights the shareholders of the Company and Parent. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE X

                              GENERAL PROVISIONS

     Section 10.1  Non-Survival of Representations, Warranties and Agreements.
                   ----------------------------------------------------------
No representations, warranties or agreements in this Merger Agreement shall survive the Merger, except for the agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.7, 4.20, 7.5, 7.6, 7.7, 7.8, 10.1, 10.3 and 10.7 and in the
last sentence of Section 7.3(b).

     Section 10.2  Notices.  All notices or other communications under this
                   -------
Merger Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                              If to the Company:

                              Rohr, Inc.
                              850 Lagoon Drive
                              Chula Vista, California 91910
                              Attention:  General Counsel
                              Telecopy No.: (619) 691-4222

                              With copies to:

                              Fried, Frank, Harris, Shriver & Jacobson
                              350 South Grand Avenue
                              32nd Floor
                              Los Angeles, California  90017
                              Attention:  Edward S. Rosenthal
                              Telecopy No.: (213) 473-2222

                              and

                              Gibson, Dunn & Crutcher
                              333 S. Grand Avenue
                              Los Angeles, California  90071
                              Attention:  Andrew Bogen
                              Telecopy No.: (213) 617-3693


                              If to Parent or Sub:

                              The B.F.Goodrich Company
                              4020 Kinross Lakes Parkway
                              Richfield, Ohio  44286
                              Attention:  Secretary
                              Telecopy No.:  (330) 659-7727

                              With a copy to:

                              Wachtell, Lipton, Rosen & Katz
                              51 West 52nd Street
                              New York, New York  10019
                              Attention:  Elliott V. Stein
                              Telecopy No.:  (212) 403-2000

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

     Section 10.3  Fees and Expenses.  Whether or not the Merger is consummated,
                   -----------------
all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement shall be paid by the party incurring such expenses, except that Parent and Company agree to each pay 50% of all printing expenses incurred by the parties hereto.

     Section 10.4  Publicity.  So long as this Merger Agreement is in effect,
                   ---------
Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Merger Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange. The commencement of litigation relating to this Merger Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this
Section 10.4.

     Section 10.5  Specific Performance.  The parties hereto agree that
                   --------------------
irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.6  Interpretation.  (a)  When a reference is made in this Merger
                   --------------
Agreement to subsidiaries of Parent or the Company, the word "subsidiaries" means corporations more than 50% of whose outstanding voting securities are directly or indirectly owned by Parent or the Company, as the case may be. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

     (b)  As used in this Agreement, "Parent Material Adverse Effect" shall mean
                                      ------------------------------
a material adverse effect on the business, properties, assets, financial condition, or results of operations of Parent and its subsidiaries taken as a whole (excluding the effect of a change in general economic conditions).

     (c)  As used in this Agreement, "Company Material Adverse Effect" shall
                                      -------------------------------
mean a material adverse effect on the business, properties, assets, financial condition, or results of operations of the Company and its subsidiaries taken as a whole (excluding (i) the effect of a change in general economic conditions and (ii) the effect of any failure to obtain a contract from Airbus Industries with respect to the A340-500/600 or to obtain any particular level of orders from The Boeing Company with respect to out-of-production spares or the offloading of current production contracts or, if such a contract or any such orders are obtained by the Company, the effect of the terms thereof).

     (d)  As used in this Merger Agreement, "knowledge" shall mean, with respect
                                             ---------
to the matter in question, the actual knowledge of such matter by an executive officer of Parent or the Company, as applicable.

     (e) The inclusion of an item on any schedule to this Agreement shall not be deemed to be indicative of the materiality of such item.

     Section 10.7  Third Party Beneficiaries.  Except as specifically provided
                   -------------------------
in Section 7.6(a), this Merger Agreement is not intended to confer upon any other person any rights or remedies hereunder.

     Section 10.8  Miscellaneous.  This Merger Agreement (including the
                   -------------
documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than as provided in the Confidentiality Agreements, as the same may be amended); (b) shall not be assigned by operation of law or otherwise, except that Sub shall have the right to assign to Parent or any direct wholly owned subsidiary of Parent any and all rights and obligations of Sub under this Merger Agreement; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). This Merger Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     Section 10.9  Cure Period.  No party shall have any rights under this
                   -----------
Merger Agreement (other than pursuant to Sections 8.2(a) and 8.3(a)) for any actual or threatened breach of a representation, warranty, covenant or agreement contained herein, if such breach is capable of being cured, until (i) the non-breaching party has notified the breaching party of its determination of the existence (or threatened existence) of a basis for termination, and (ii) the breaching party shall have a reasonable time (considering the nature of the breach and the actions required for cure, but in no event longer than 30 days) to cure such breach.

     IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                    THE B.F.GOODRICH COMPANY



                                     By /s/ David L. Burner
                                        -------------------
                                        Name: David L. Burner
                                        Title: Chairman of the
                                               Board, President
                                               and Chief Executive
                                               Officer



                                    MIDWEST ACQUISITION CORPORATION



                                     By /s/ Les C. Vinney
                                        -----------------
                                        Name: Les C. Vinney
                                        Title: President and
                                               Treasurer



                                    ROHR, INC.



                                     By /s/ Robert H. Rau
                                        -----------------
                                        Name: Robert H. Rau
                                        Title: President and Chief
                                               Executive Officer